UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Definitive Proxy Statement

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☒           Soliciting Material Under Rule 14a-12

ZALE CORPORATION
(Name of Registrant as Specified in Its Charter)

TIG ADVISORS, LLC TFI PARTNERS, LLC TIG ARBITRAGE ASSOCIATES MASTER FUND, L.P. TIG ARBITRAGE ENHANCED MASTER FUND, L.P. CARL TIEDEMANN MICHAEL TIEDEMANN
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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TIG Advisors, LLC, together with the other participants named herein (the “TIG Advisors Group”), has made a preliminary filing with the Securities and Exchange Commission of a proxy statement and accompanying BLUE proxy card to be used to solicit votes against the Agreement and Plan of Merger, dated as of February 19, 2014, by and among Zale Corporation, a Delaware corporation (the “Company”), Signet Jewelers Limited, a Bermuda corporation (“Signet”) and Carat Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Signet and certain related proposals, at a special meeting of stockholders of the Company scheduled to be held on May 29, 2014 (the “Special Meeting”).

On May 20, 2014, the TIG Advisors Group reissued the Investor Presentation it originally filed on May 9, 2014 in order to provide additional details requested by the Securities and Exchange Commission.  The Investor Presentation is attached as Exhibit 1.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

TIG Advisors, LLC, together with the other participants named herein (the “TIG Advisors Group”), has made a preliminary filing with the Securities and Exchange Commission of a proxy statement and accompanying BLUE proxy card to be used to solicit votes against the Agreement and Plan of Merger, dated as of February 19, 2014, by and among Zale Corporation, a Delaware corporation (the “Company”), Signet Jewelers Limited, a Bermuda corporation (“Signet”) and Carat Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Signet and certain related proposals, at a special meeting of stockholders of the Company scheduled to be held on May 29, 2014 (the “Special Meeting”).

THE TIG ADVISORS GROUP STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are TIG Advisors, LLC (“TIG Advisors”), TFI Partners, LLC (“TFI Partners”), TIG Arbitrage Associates Master Fund, L.P. (“TIG Associates”), TIG Arbitrage Enhanced Master Fund, L.P. (“TIG Enhanced”), Carl Tiedemann and Michael Tiedemann.

As of the date hereof, TIG Associates directly beneficially owned 175,142 shares of Common Stock, including 5,600 shares of Common Stock underlying certain call options exercisable within 60 days hereof.  As of the date hereof, TIG Enhanced directly beneficially owned 467,832 shares of Common Stock, including 15,000 shares of Common Stock underlying certain call options exercisable within 60 days hereof. TFI Partners, as the general partner of each of TIG Associates and TIG Enhanced, may be deemed the beneficial owner of 642,974 shares of Common Stock beneficially owned by TIG Associates and TIG Enhanced, including 20,600 shares of Common Stock underlying certain call options exercisable within 60 days hereof.  As of the date hereof, TIG Advisors beneficially owns 4,104,775 shares of Common Stock, consisting of 642,974 shares of Common Stock beneficially owned directly by TIG Associates and TIG Enhanced (including 20,600 shares of Common Stock underlying certain call options exercisable within 60 days hereof), and 3,461,801 shares of Common Stock held in the TIG Advisors Accounts, including 111,200 shares of Common Stock underlying certain call options exercisable within 60 days hereof. Carl Tiedemann, as the managing member of each of TIG Advisors and TFI Partners, may be deemed to be the beneficial owner of the aggregate of 4,104,775 shares of Common Stock, including 131,800 shares of Common Stock underlying certain call options exercisable within 60 days hereof, beneficially owned directly by TIG Associates and TIG Enhanced and held in the TIG Advisors Accounts. Michael Tiedemann, as the managing member of each of TIG Advisors and TFI Partners, may be deemed to be the beneficial owner of the aggregate of 4,104,775 shares of Common Stock, including 131,800 shares of Common Stock underlying certain call options exercisable within 60 days hereof, beneficially owned directly by TIG Associates and TIG Enhanced and held in the TIG Advisors Accounts.